Exhibit 10.3

J. C. Penney Company, Inc.
2005 Equity Compensation Plan

As Amended to December 31, 2007

J. C. PENNEY COMPANY, INC.
2005 EQUITY COMPENSATION PLAN

INTRODUCTION

1.     Purposes of Plan. The general purposes of this 2005 Equity Compensation Plan (“Plan”) are to provide associates and non-associate directors of J. C. Penney Company, Inc., its subsidiaries and affiliates, or any unit thereof (together referred to herein as “Company”), an opportunity to increase their proprietary interests as stockholders in order to motivate them to continue and increase their efforts on the Company’s behalf to sustain its progress, growth, and profitability, and to assist the Company in continuing to attract and retain associates and non-associate directors capable of assuring the Company’s future success. Terms and conditions of awards shall be governed by the terms of this Plan along with the Plan Determinations (“Determinations”) as approved by the Human Resource and Compensation Committee of the Company, and the Notice of Grant of the particular award. This Plan permits the grant of stock options, stock appreciation rights, restricted stock and stock units, stock, and cash incentive awards, each as will be subject to such conditions based upon continued employment, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan or set by the Committee (as defined in Section 5 below).

2.     Shares Subject to Plan.

(a) Reserved Shares. The maximum number of shares of J. C. Penney Company, Inc. Common Stock of 50¢ par value (“Common Stock”) upon which options to purchase shares of Common Stock (“Stock Options”), stock appreciation rights (“SARs”), or awards of Common Stock or share units (“Stock Awards”), (“Stock Options,” “SARs,” and “Stock Awards” herein collectively called “Equity Awards”), may be issued under the Plan is 14,400,000 shares, plus up to 2,800,000 shares which on May 31, 2005 are reserved but not then subject to awards under the Company’s 2001 Equity Compensation Plan (referred to herein as the “Prior Plan”). In no event may more than: (i) 30% of the shares reserved for issuance under the Plan be issued as Stock Awards over the term of the Plan; (ii) 5,000,000 shares of Common Stock be issued pursuant to incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, and any regulations promulgated thereunder, or any similar successor statute or regulation, as in effect from time to time (“Code”) over the term of the Plan; or (iii) 1,000,000 shares of Common Stock be issued as Stock Awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code in any one year for any one Associate Participant. Notwithstanding anything contained herein to the contrary, the number of Equity Awards, singly (as defined in Section 4 below) or in combination, granted to any associate or non-associate director in any two consecutive fiscal years shall not in the aggregate exceed 3,000,000.

(b) Share Accounting. Common Stock issuable under the Plan may be, in whole or in part, as determined by the J. C. Penney Company, Inc. Board of Directors (“Board of Directors” or “Board”), authorized but unissued shares, reacquired or treasury shares, or shares available from prior plans. If any Stock Option or SAR granted under the Plan (or any prior Plan) expires or terminates for any reason without having been exercised in full, or if any Stock Award is not earned in full, the unpurchased or unearned shares will again be available for use under the Plan. Also, the pool of shares available under the Plan will not be reduced if any Equity Award is paid in cash rather than shares of Common Stock. “Common Stock” includes any security issued in substitution, exchange, or in lieu thereof. Also, any option to purchase securities assumed in an acquisition of another company will not be included in the pool of shares available under the Plan.

3.  Cash Incentive Awards. The Committee may grant cash incentive awards (“Cash Incentive Awards”) to Associate Participants on such terms and conditions as the Committee may determine, but in all instances in compliance with Section 409A of the Code or any exemptions thereto. Cash Incentive Awards are performance-based (see Section 9 below), annual or long-term awards that are expressed in U.S. currency. Cash Incentive Awards to any individual associate may not exceed the product of $1,500,000 and the number of years in the Performance Cycle (as defined in Section 9 below). (Equity Awards and Cash Incentive Awards are herein collectively referred to as “Awards”.)

4.     Eligibility and Bases of Participation. Under the Plan: (i) Awards may be made to such associates, including officers and associate directors of the Company, as the Committee (as hereinafter defined) may determine (“Associate Participants”); and (ii) Equity Awards will be made pursuant to Section 13 below, to individuals who serve as non-associate directors of the Company (“Non-Associate Director Participants” and,

together with Associate Participants, “Participants”). In determining the Associate Participants who are to receive Awards and the number of shares covered by any Award, the Committee may take into account the nature of the services rendered by the Associate Participants, their contributions to the Company’s success, their position levels and salaries, and such other factors as the Committee, in its discretion, may deem relevant in light of the purposes of the Plan.

5.     Administration of Plan. The Plan will be administered by, or under the direction of, a committee (“Committee”) of the Board of Directors constituted in such a manner as to comply at all times with Rule 16b-3 or any successor rule (“Rule 16b-3”) promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as in effect from time to time (“Exchange Act”) and Section 162(m) of the Code. The Committee shall administer the Plan so as to comply at all times with the Exchange Act and the Code, and shall otherwise have plenary authority to interpret the Plan and to make all determinations specified in or permitted by the Plan or deemed necessary or desirable for its administration or for the conduct of the Committee’s business. All interpretations and determinations of the Committee may be made on an individual or group basis, and shall be final, conclusive, and binding on all interested parties. The Committee may delegate, to the fullest extent permitted by law, its responsibilities under the Plan to persons other than its members, subject to such terms and conditions as it may determine, other than: (i) the making of grants and awards under the Plan to individuals subject to Section 16 of the Exchange Act; and (ii) regarding performance-based Awards intended to be qualified under Section 162(m) of the Code. With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by the Committee or its delagatee fails to so comply, such provision or action will, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided that if such provision or action cannot be amended to effect such compliance, such provision or action will be deemed null and void, to the extent permitted by law and deemed advisable by the relevant authority. Each Award to a Participant subject to Section 16 of the Exchange Act under this Plan will be deemed issued subject to the foregoing qualification. Further, except as otherwise specifically provided in the Notice of Grant, Awards under this Plan are intended to be exempt from Section 409A of the Code and the Plan shall be interpreted accordingly.

ASSOCIATE PARTICIPANT AWARDS

6.	Stock Options.

       (a) Grants. The Committee may grant Stock Options to Associate Participants on such terms and conditions as the Committee may determine. These Stock Options may be ISOs within the meaning of Section 422 or any successor provision of the Code, or non-qualified stock options within the meaning of the Code (“NSOs”), or a combination of both; provided, however, that an Associate Participant must be an associate of the Company or its subsidiaries in order to receive an ISO grant. In no event, however, may an Associate Participant be given an ISO grant which first becomes exercisable in any calendar year which, when added to all other ISO grants held by such Associate Participant that first become exercisable in that calendar year, causes the aggregate dollar amount of such ISO grants to exceed $100,000. The date of grant of each Stock Option will be the date specified by the Committee; provided, however, that such date of grant may not be prior to the date of such action by the Committee.

       (b) Payment Methods. The option price (and, as provided in Section 15 of the Plan, any applicable taxes thereon) of the shares as to which a Stock Option is exercised will be paid in such manner as the Committee may determine in accordance with the Plan’s purposes, including: (i) in cash; (ii) in shares of Common Stock that have been held for a period of at least six months and a day; or (iii) in any combination of (i) or (ii) above. Each Stock Option will have such terms and conditions for its exercise, including the manner and effective date of such exercise, as the Committee may determine, except as otherwise specifically provided herein. However, a Stock Option grant or its equivalent may not vest in whole in less than three years from the date of grant (although individual options may vest in equal annual installments over a period of not less than three years) except in certain limited situations such as for new hires, retirement and similar situations warranting a shorter or no vesting period, as may be determined by the Committee, and, if the grant is performance-based, the restriction must be for at least one year.

       (c)     Option Price/Repricing. The option price per share of Common Stock purchasable under a Stock Option will be determined by the Committee (or, for Associate Participants not subject to Section 16 of the

Exchange Act, its delagatee, pursuant to Section 5 above) at the time of grant; provided, however, no such price may be less than 100% of the “fair market value” of the shares of Common Stock covered by the grant on such date. Also, in no event may any Stock Option exercise price be reset from its original grant price.

      "Fair market value” of the Common Stock on any date will be the closing price on such date as reported in the composite transaction table covering transactions of New York Stock Exchange listed securities, or if such Exchange is closed, or if the Common Stock does not trade on such date, the closing price reported in the composite transaction table on the last trading date immediately preceding such date, or such other amount as the Committee may ascertain reasonably to represent such fair market value; provided however, that such determination shall be in accordance with the requirements of Treasury Regulation section 1.409A-1(b)(5)(iv), or its successor.

       (d) Exercise of Stock Options. Each Stock Option will become exercisable upon such date as the Committee may determine, or as provided in Sections 10 or 11 of the Plan, and may be exercised thereafter at any time during its term, as to any or all full shares which have become purchasable under the provisions of the Stock Option. The term of each Stock Option may not exceed: (i) 10 years in the case of an ISO or such other term as may be required for the Stock Option to constitute an ISO under the Code; and (ii) in the case of a NSO, 10 years or such shorter period of time as determined by the Committee on the date of grant (“exercise period”), in each case measured from the date of its grant. Except as provided in Section 11 or 14 of the Plan, a Stock Option may be exercised only by the Associate Participant, and only if the Associate Participant is then an associate of the Company, or of a subsidiary or affiliate of the Company.

7.     Stock Awards. The Committee may grant a Stock Award (including any associated dividend equivalent right or share unit equal in value to such Stock Award) to Associate Participants on such terms and conditions as the Committee may determine. The Committee may determine the types of Stock Awards made, the number of shares, share units, or dividend equivalent rights covered by such awards, and any other terms and conditions relating to the Stock Awards as it deems appropriate, including any vesting conditions necessary to comply with the laws of the State of Delaware. However, a Stock Award or its equivalent that is restricted may not vest in whole in less than three years from the date of grant (although individual Stock Award shares may vest in equal annual installments over a period of not less than three years) except in certain limited situations such as for new hires, retirement and similar situations warranting a shorter or no vesting period, as may be determined by the Committee.

     Any dividend equivalent paid as part of a restricted stock unit award will be reinvested in additional restricted stock units that will accumulate over the vesting period of the underlying restricted stock units and vest, if ever, concurrently with the underlying restricted stock units. Subject to Section 22, payment of a restricted stock unit award and any dividend equivalents thereto will be made no later than 2 ½ months following the end of the Company’s fiscal year in which the restricted stock unit award vests.

8.     Stock Appreciation Rights. The Committee may grant SARs covering shares of Common Stock to Associate Participants on such terms and conditions as the Committee may determine. The Committee may cancel or place limits on the term of or amount payable by the Company upon exercise of any SAR at any time prior to exercise. SARs may be granted independently or in tandem with any other Award under the Plan. Tandem SARs may be granted concurrently with or subsequent to the grant of the related Award. An SAR will entitle an Associate Participant to receive an amount no greater than the excess of the fair market value of a share of Common Stock on the date of exercise over the SAR exercise price, multiplied by the number of shares of Common Stock with respect to which the SAR will have been exercised. Such payment may be made by the Company only in shares of Common Stock. The SAR exercise price will be determined by the Committee at the time of grant; provided, however, that no such price may be less than 100% of the fair market value of the shares of Common Stock covered by the grant on such date. Upon exercise of a tandem SAR, in whole or in part, the related Award will be canceled or forfeited automatically to the extent of the number of shares covered by such exercise and, conversely, if a tandem Award is exercised, forfeited, or terminated, as the case may be, for any reason, in whole or in part, the related SAR will be canceled automatically to the extent of the number of shares covered by such exercise, forfeiture, or termination.

9.     Performance-Based Awards. Any Award granted pursuant to the Plan may be in the form of a performance-based award made through the application of Performance Goals and Performance Cycles, which are defined as follows:

    (a) “Performance Cycle” means the period selected by the Committee during which the performance of the Company or any Associate Participant is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned. A Performance Cycle may not be less than one year.

       (b) “Performance Goals” means the objectives for the Company or any Associate Participant that may be established by the Committee for a Performance Cycle with respect to any Performance-Based Award contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute “performance-based” compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following criteria: earnings per share, total stockholder return, operating income, net income, cash flow, gross profit, gross profit return on investment, return on equity, return on capital, sales, revenue, gross margin, and gross margin return on investment.

        (c) Vesting. A Performance-Based Award, other than a restricted Equity Award, may not vest, or be deemed to be earned, in whole in less than three years from the date of grant (though portions of an individual award may vest or be deemed to be earned in equal annual installments over a period of not less than three years). A Performance-Based Award to be paid out as a restricted Equity Award may not have a vesting period of less than one year. Subject to Section 22, payment of any portion of a Cash Incentive Award and all earnings will be made no later than 2 ½ months following the end of the Company’s fiscal year.

10.     Change in Control. For purposes of this Section 10, all references to “Company” are to J. C. Penney Company, Inc. Upon a Change in Control of the Company, each Associate Participant will have the right to exercise any and all Stock Options and SARs held by the Associate Participant, and all Stock Awards will immediately vest, be deemed to have been earned and any Performance Goal for the then applicable Performance Cycle met, on such terms and conditions as may be determined by the Committee at the time of the grant or award provided, further, that any vested Stock Awards that are restricted stock units or vested Cash Incentive Awards, shall be distributed no later than the deadline for distribution specified in Sections 7 and 9 above. The Committee may exercise discretion to terminate the Plan upon a Change in Control event and distribute amounts within 12 months of the Change of Control event.

For purposes of the Plan, a “Change in Control” is defined by Section 409A of the Code, and any regulations and guidance promulgated under this Section as set forth in the Committee’s determinations for the applicable grants under the Plan.

11.     Changes in Employment Status, Death. In the event of an Associate Participant’s termination of employment, layoff, incapacity or death (regardless of whether the deceased was employed at death), the Committee may determine the terms and conditions applicable to any Award previously granted to the Associate Participant and not then exercised or earned in full, as the case may be, including, without limitation: (i) the duration of any exercise period following such event (which may not exceed the original exercise period for a Stock Option or SAR, or if shorter, the tenth anniversary of the original date of grant); (ii) any necessary or appropriate authorization to the Associate Participant’s legatee, distributee, guardian, legal representative, or other third party, as the Committee may determine; or (iii) the circumstances under which all or part of such Stock Options and SARs may be terminated and any unearned Stock Awards forfeited or Cash Incentive Awards paid. All determinations by the Committee with respect to the foregoing shall be final, conclusive, and binding on all interested parties.

12.     Right to Continued Employment. Nothing in the Plan shall confer on an Associate Participant any right to continue in the employ of the Company or any of its subsidiaries or affiliates or affect in any way the right of the Company or any of its subsidiaries or affiliates to terminate such Associate Participant’s employment without prior notice at any time for any reason or for no reason.

NON-ASSOCIATE DIRECTOR PARTICIPANT AWARDS

13.     Annual Awards

(a) General Provisions. Subject to the terms and conditions of this section, each person who is serving as a non-associate director of the Company on the date of grant of an Equity Award (including any former Associate Participant) (“Non-Associate Director Participant”) will automatically be awarded an Annual Equity Award in an amount which the Board of Directors determines, based upon the advice of outside consultants, to be competitive by industry standards, and pursuant to such terms, conditions, and restrictions as determined by the Board of

Directors (the “Annual Equity Award”). These Annual Equity Awards will begin in 2006 (except for any pro rata award for a newly elected director which may occur at any time on or after the effective date of the Plan) and continue through May 31, 2010, unless earlier terminated by the Board of Directors. The date of each Annual Equity Award will be the third full trading date following the later of: (i) the date on which the Annual Meeting of the Company’s stockholders, or any adjournment thereof, is held (“Annual Meeting”); or (ii) the date on which the Company’s earnings for the fiscal quarter immediately preceding such Annual Meeting date are released to the public. Also, Equity Awards in a pro rata amount of the Annual Equity Award for that year, based on the date of election, will automatically be granted to each individual (other than a former Company Associate Participant) who is first elected a Non-Associate Director after May 31, 2005, on the third full trading date following the effective date of such election.

   (b) Right to Tender, Exchange. A Non-Associate Director Participant (including for purposes of this paragraph a Non-Associate Director Participant’s guardian or legal representative) will have, with respect to any shares covered by an Annual Equity Award and any shares already received pursuant to an Annual Equity Award under this Plan, the right to: (i) tender or exchange any such shares in the event of any tender offer or exchange within the meaning of Section 14(d) of the Exchange Act or any plan of merger approved by the Board; and (ii) sell or exercise any option, right, warrant, or similar property derived from or attributable to such shares after such option, right, warrant, or similar property becomes transferable or exercisable. If any shares covered by an Annual Equity Award are tendered or exchanged or any option, right, warrant, or similar property attributable thereto is sold, exercised, or redeemed for value, the cash and/or property received will be delivered to the Company (or its successor) and held subject to the restrictions of the Plan as if it were the stock itself.

(c) Non-Transferability. A Non-Associate Director Participant may not transfer, sell, assign, pledge, or otherwise encumber or dispose of any shares of Common Stock received in connection with an Annual Equity Award prior to the time his or her service as a director expires or is terminated, other than by will or the laws of descent and distribution or by such other means as the Committee, in its discretion, may approve from time to time and any attempt to do so will be void.

(d) Non-Associate Director Participant’s Termination. If a Non-Associate Director Participant’s service as a director of the Company terminates on account of any act of: (i) fraud or intentional misrepresentation; or (ii) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or any subsidiary of the Company, such termination will be considered a “Non-Qualifying Termination.” All other terminations, including termination by reason of death, will be considered “Qualifying Terminations”. In the event of a Non-Qualifying Termination, all outstanding restricted Awards made pursuant to this Section will be forfeited or canceled, as the case may be.

(e) Stock In Lieu of Cash. A Non-Associate Director Participant may also elect to receive Common Stock in lieu of the cash compensation payable for services rendered as a director, so long as such election is made in accordance with Section 16 of the Exchange Act and on such other terms and conditions as may be determined from time to time by the Board of Directors. Any such Common Stock issued to a Non-Associate Director Participant in lieu of cash compensation will automatically vest (become non-forfeitable and freely transferable) in the Non-Associate Director Participant on the date of issuance.

GENERAL

14.     Transferability. No unearned Award, or any portion thereof, granted under the Plan may be assigned or transferred other than by will or the laws of descent and distribution or by such other means as the Committee, in its discretion, may approve from time to time and any attempt to do so will be void. No Stock Option or SAR will be exercisable during the Associate Participant’s lifetime except by the Associate Participant or the Associate Participant’s guardian or legal representative, or other third party, as the Committee may determine.

15.     Taxes. The Company has the right to deduct from any cash payment made under the Plan, or otherwise, to any Associate Participant, including an Associate Participant subject to Section 16 of the Exchange Act, any federal, state, or local taxes of any kind required by law to be withheld by it (“Withholding Obligation”) with respect to such payment. The Withholding Obligation will be limited to the minimum statutory rate. The Company’s obligation to deliver shares of Common Stock pursuant to any Award under the Plan is conditioned on the payment by the Associate Participant to the Company of any Withholding Obligation arising therefrom. The Company may withhold, in satisfaction of all or a portion of such Withholding Obligation referred to in the preceding sentence, that number of shares of Common Stock having an aggregate fair market value sufficient to satisfy the amount of such obligation.

16.     Changes in Capitalization and Similar Changes. In the event of any change in the number of shares of Common Stock outstanding, or the assumption and conversion of outstanding Awards, by reason of a stock dividend, stock split, acquisition, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, spin-off, distribution to holders of Common Stock (other than normal cash dividends), an equitable and proportionate adjustment shall be made to: (1) the option price under each unexercised Stock Option; (2) the exercise price under each unexercised SAR; and (3) the number and class of shares which may be issued on exercise of Stock Options and SARs granted and for Stock Awards, including restricted stock units, and any remaining shares reserved under the Plan. Any such adjustment with respect to each Stock Option or SAR shall be consistent with the requirements applicable to exempt stock rights under Treasury Regulations section 1.409A-1(b)(5) or its successor. Any adjustment with respect to ISOs shall also conform to the requirements of Section 422 of the Code.

17.     Stockholder Rights. A Participant (including for purposes of this Section, a Participant’s legatee, distributee, guardian, legal representative, or other third party, as the Committee may determine) will have no stockholder rights with respect to any shares subject to an Award until such shares are issued to such Participant. Shares will be deemed issued on the date on which they are registered in the Participant’s (as this term is defined in the preceding sentence) name on the Company stock records.

18.     Effective Date. The Plan will become effective on June 1, 2005, subject to approval by the affirmative vote of the holders of a majority of the outstanding stock of the Company having general voting power at the Company’s 2005 Annual Meeting of Stockholders.

19.     Termination and Amendment. No Award may be made under the Plan after May 31, 2010. The Board of Directors may terminate the Plan or make such amendments as it deems advisable, including, but not limited to, any amendments to conform to or reflect any change in any law, regulation, or ruling applicable to an Award or the Plan, provided, however, that the Board of Directors may not, without approval by affirmative vote of the holders of a majority of the outstanding stock of the Company having general voting power: (i) take any action which will increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Sections 2 and 16 of the Plan); (ii) decrease the grant or exercise price of any Award to less than fair market value of its underlying Common Stock on the date of grant; (iii) change the individual award limits found in Sections 2 and 3 or any other maximum limit included in the Plan to comply with requirements for performance-based compensation under Section 162(m) of the Code; (iv) change the separate limit for ISOs set forth in Section 2; (v) change the class of Associate Participants eligible for Awards under Section 4; or (vi) change the performance criteria applicable to Performance-Based Awards under Section 9. Except as otherwise provided in or permitted by the Plan or by the terms, if any, of an Award under the Plan, no termination or amendment of the Plan or change in the terms of an outstanding Award may adversely affect the rights of the holder of any Award without the consent of the holder.

20.     Severability of Provisions. If any provision of this Plan becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, or if any such provision would, in the sole determination of the Committee, disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended to conform to applicable law or if, in the sole determination of the Committee, such provision cannot be so construed or so deemed amended without materially altering the intent of the Plan, such provision will be stricken and the remainder of the Plan will remain in full force and effect.

21.     Governing Law. This Plan will be governed by the internal laws of the State of Delaware, regardless of the dictates of Delaware conflict of laws provisions.

22. Deferred Payments. Unless specifically provided for in the Notice of Grant, no Equity Award shall provide any feature for the deferral of compensation as defined by Treasury Regulation section 1.409A-1(b). ). Any deferral will be for such period and in accordance with the terms and conditions as the Committee may determine and must be in compliance with Code Section 409A. The terms and conditions applicable to such deferral and the terms and conditions evidencing compliance with Code Section 409A shall be set forth in the Notice of Grant. The method of payment for, and type and character of, any Award may not be altered by any deferral permitted under this Section unless specifically permitted under Code Section 409A and the Treasury Regulations thereunder.